                                                                 EXHIBIT 10.6(C)



                    EXTENSION OF INDUSTRIAL LEASE AGREEMENT

This agreement is made and entered into this 25th day of March, 1998 by and between James R. Benson ("Landlord") and Fusion Medical Technologies ("Tenant").

Reference is made to that certain Industrial Lease Agreement dated 15 June, 1994 by and between James R. Benson ("Landlord") and Fusion Medical Technologies ("Tenant") ("Lease Agreement") and that certain Extension of Industrial Lease Agreement dated 10 July, 1996 ("First Extension").

The parties agree that the terms of the Lease Agreement shall be amended as follows:

1. A twelve month extension, from 1 January, 1999 through 31 December, 1999, is granted. Lease rate for this twelve months extension shall be $2.00/sq.ft. NNN.

2. The security deposit shall be increased by $10,400 payable upon execution of this agreement.

3. Except as indicated above, all terms and conditions of Lease Agreement and First Extension shall remain in full force and effect including all Tenant's obligations thereunder.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this agreement the date and year first above written.

"LANDLORD"                                  "TENANT"
JAMES R. BENSON                             FUSION MEDICAL TECHNOLOGIES, INC.
                                            a Delaware corporation

/s/ James R. Benson                         /s/ Raymond W. Anderson
------------------------------              -------------------------------
James R. Benson                             By: Raymond W. Anderson
                                            Its: Vice President Finance CFO